SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 16, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Board Vacancy

Zion Oil & Gas, Inc. (“Zion” or “Company”) has appointed Ralph F. DeVore to its Board of Directors (“Board”) as an independent director, effective April 16, 2018. Mr. DeVore is being appointed to the Nominating and Corporate Governance Committee. Mr. DeVore is returning to Zion’s Board as a Class III Director to fill out the term of Yehezkel “Charlie” Druckman, who recently passed away.

Mr. DeVore’s career includes over 25 years in advertising and marketing as an entrepreneur doing business with Fortune 100 companies such as PepsiCo, Walgreens and Philip Morris. In addition, he held a management position with The Sherwin-Williams Company, a Fortune 500 company. Ralph currently serves as President of Christian Commerce Corporation, a 501(c)(3) private foundation which he founded in 1984. The foundation’s focus is promotion and education of Christian principles through worldwide evangelism. He is on the Christian Commerce Corporation board and on the Hal Lindsey Website Ministries board. He also serves in a consulting role to other Christian ministries who call on his business expertise and years of ministry experience. Mr. DeVore earned a B.S. in Occupational Education from Wayland Baptist University and is also a graduate of Southwestern Baptist Theological Seminary.

There are no arrangements or understandings between Mr. DeVore and any other person pursuant to which he was appointed to the Board, and there are no relationships between Mr. DeVore and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

For his services on the Board, Mr. DeVore will be compensated as an independent director. Mr. DeVore will be a Class III director up for reelection at the 2020 annual stockholders meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: April 16, 2018	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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